LEASE AGREEMENT


     THIS LEASE is made this day by and between DAVID A. QUICK and CIRRI A. QUICK, husband and wife, doing business as DCR PROPERTIES, hereafter referred to as LESSOR, and TELEVAR NORTHWEST, hereafter referred to as LESSEE.

                            W I T N E S S E T H:

     WHEREAS, the LESSOR and LESSEE wish to enter into a written agreement for the lease of commercial space which is located at 201 South Chelan Avenue, Wenatchee, Chelan County, Washington (hereafter referred to as the premises):

     NOW, THEREFORE, the parties hereby agree as follows:

     1. PREMISES: Subject to the terms, covenants and conditions of this Lease, LESSOR hereby leases to LESSEE commercial space located in the downstairs of 201 South Chelan Avenue, Wenatchee, Chelan County,
Washington, which is legally described at Exhibit "A" attached hereto incorporated by this reference.

     2. TERM: This Lease shall be for a term of five years commencing March 15, 1995, and terminating March 15, 2005. The LESSEE has the option to renew the lease for an additional two year period provided that written notice of intent to renew is received by LESSOR no later than 30 days prior to the end of the initial five year term. Monthly rent during the option period is to be determined according to the same formula applicable during the initial five year term.

     3. MONTHLY RENT: LESSEE agrees to pay to LESSOR a monthly rent in advance, without offset or deduction, in the amount of $1,800.00 per month, commencing March 15, 1995, and subsequent monthly rent payments shall be due on or before the same day of each succeeding month. Each and every rent payment received more than ten days after the due date shall be subject to a late payment penalty of ten percent (10%) for each month of part thereof which rent is delinquent. Monthly rent shall increase by five percent (5%) on each anniversary date of this Lease.

     4. USE OF THE PREMISES: LESSEE shall use the premises exclusively for operation known as Televar Northwest and not for any other purpose without the prior written consent of the LESSOR, which shall not be unreasonably withheld and shall comply with all governmental laws, ordinances, regulations, orders and directives and all insurance requirements applicable to LESSEE'S use of the premises.

     5. TAXES AND ASSESSMENTS: LESSEE shall pay, prior to delinquency, all personal property taxes levied and assessed against LESSEE'S equipment, fixtures and personal property located on the premises. LESSOR shall be responsible for all real property taxes.


LEASE AGREEMENT - 1

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     6. UTILITIES: LESSOR shall pay for water and sewer service supplied to the premises. All other utilities and services supplied to LESSEE shall be paid directly by LESSEE.

     7. REPAIRS AND UPKEEP: LESSEE shall, at its sole expense and cost, maintain and keep the interior of the premises in a neat and clean condition and state of repair. LESSEE shall be solely responsible for repair or replacement of all glass breakage and damage. LESSOR shall, at its own expense, maintain and repair the structural, all mechanical, including plumbing, heating and air conditioning, and electrical systems, and all exterior areas: provided, that the LESSEE shall pay to LESSOR the cost of maintenance and repairs caused in part or in whole by the act, neglect, fault or omission of the LESSEE, its agents, employees and customers. LESSOR shall have no obligations for repair and maintenance except as provided by this paragraph. There shall be no abatement of rent and no liability of LESSOR by reason of any injury to or interference with LESSEE'S business arising from LESSOR making repairs or completing maintenance. Provided, however, LESSOR hereby covenants to conduct all such repair and maintenance activities in a prompt and workmanlike manner and in a way that minimizes, if not eliminates, disruptions to LESSEE'S business, including taking efforts to reduce and/or eliminate noise and dust from such activities and conducting such repair and maintenance activities after normal business hours.

     8. ALTERATIONS: LESSEE may make minor alterations, additions and improvements upon the lease premises at its sole cost and expense and with the prior written consent of the LESSOR. LESSEE agrees to hold the LESSOR harmless from any damage, loss or expense arising from such alterations, additions and improvements and agrees to comply with all applicable building and safety laws, ordinances, rules and regulations. Upon termination of this Lease, all LESSEE'S alterations, additions and improvements, including without limitation all electrical, plumbing, lighting, air conditioning, heating, doors, permanent partitions, carpeting and other non-trade fixtures, shall remain upon the lease premises and be surrendered to the LESSOR: provided, that upon written notice by the LESSOR served on the LESSEE ten (10) days prior to termination or expiration, LESSEE shall remove all those additions, alterations and improvements as may be specified by the LESSOR and LESSEE shall repair and restore the leased premises to its original condition at LESSEE'S sole cost and expense. Provided, further, all such alterations, additions and improvements not removed by LESSEE within 10 days of the termination of the lease shall constitute a holdover tenancy for which rent shall be payable to LESSOR at a daily rate based on monthly rent until all such alterations are removed and the premises is returned to original condition. LESSOR and LESSEE may from time to time, make separate written agreements regarding alterations to structural and mechanical elements of the premises to allow greater latitude to both parties to this lease. Separate written agreements shall become part of this lease and shall not be construed to alter any other provisions of this agreement.

     9. PARKING: LESSEE shall be entitled to the use of 25% of available parking but not less than five (5) spaces in the parking lot adjacent to the leased premises for the use of employees, customers and guests of LESSEE. LESSOR shall maintain the parking lot in a reasonably clean and safe condition, including conducting such snow removal as shall be


LEASE AGREEMENT - 2
necessary or appropriate to minimize the risk of property damage and/or personal injury. LESSEE shall be responsible for snow removal on sidewalks immediately adjacent to the premises at LESSEE'S sole expense and shall at all times maintain liability insurance to indemnify LESSOR of any potential personal injury or property damage liability. LESSEE shall cooperate with other tenants in the building to remove snow from the corner of Chelan and Yakima Streets to LESSEE'S premises.

     10. ACCIDENTS AND LIABILITY: LESSOR shall not be liable for any injury or damage to persons or property sustained by LESSEE or others on, about or from the premises or any common area: provided, however, that LESSOR shall be liable for any injury to property or persons on or about the leased premises which injury results from acts of LESSOR or Lessor's agents, employees and representatives. LESSEE agrees to indemnify, defend and hold LESSOR harmless from any claim, action or judgment resulting from injury or damage to persons or property suffered by any person or entity: provided, however, that this indemnity is not intended to include and shall not be construed to include incidents not related to the leased premises and, further, is not intended to include and shall not be construed to include acts of negligence by LESSOR or Lessor's agents, employees and representatives. LESSEE shall, at its own expense, provide public liability insurance affording minimum protection of not less than One Million Dollars ($1,000,000) per occurrence and shall list LESSOR as an additional named insured. LESSEE shall also, at its own expense, obtain extended coverage insurance and insure the contents of the premises to their full insurable value against loss from fire and other casualties. LESSEE shall deliver certificates of such insurance to LESSOR and such insurance shall not be cancelable without thirty (30) days prior written notice to LESSOR.

     11. SUBROGATION. LESSOR and LESSEE hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage or other property casualty insurance policies existing for their respective benefit. Each party agrees to pay for and obtain any special endorsements required by their respective insurers to evidence compliance with this waiver and provide written proof of compliance to the other upon request.

     12. DAMAGE OR DESTRUCTION: In the event the leased premises shall be damaged or destroyed by fire or other casualty, LESSOR shall have the option to either (a) repair or rebuild within one hundred twenty (120) days from the date of damage or destruction, or (b) not repair or rebuild and to cancel this lease on thirty (30) days' written notice. If LESSOR fails to give LESSEE such notice within thirty (30) days of such damage or destruction, the monthly rental shall abate in the same ratio as the portion of the leased premises rendered untenable bears to the whole of the leased premises: provided, that if the damage or destruction is due to the fault or neglect of the LESSEE, then there shall be no abatement of rent and this Lease shall not be canceled or otherwise terminated and the LESSEE, at its own expense, shall make all repairs to the building to restore it to the original condition: provided, however, in an event that the LESSEE was not responsible for damage or destruction, LESSEE shall have the right to terminate this lease with thirty (30) days written notice following an occurrence which partially damages or destroys the leased premises if, in the exercise of reasonable business judgment exercised in good faith, LESSEE determines that the leased


LEASE AGREEMENT - 3
premises, as damaged or destroyed, is no longer an economically viable location for the operation of LESSEE'S business.

     13. LIENS: LESSEE shall keep the premises, and the property on which the premises are located free from liens for labor, materials and/or services provided to LESSEE, its agents or employees.

     14. SUBORDINATION: This Lease shall be subordinate to the lien of any mortgages, deeds of trust, leaseholds and purchase options and all other interests that may now or hereafter affect the premises, or any part thereof, and to all renewals, modifications or extensions of such interests. LESSEE shall on demand execute, acknowledge and deliver to LESSOR, without expense to LESSOR, any and all instruments necessary and proper to effect the future subordination of this Lease.

     15. CONDEMNATION: The rights and duties of the parties in the event of condemnation shall be as follows:

          a. If the whole of the leased premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, this Lease shall cease and terminate as of the date on which title shall vest thereby in that authority, and all rent paid or payable by the LESSEE shall be apportioned and paid up to that date.

          b. If only a portion of the demised premises shall be taken or condemned, this Lease shall not terminate, but the rent payable after the date on which LESSEE shall be required to surrender possession of such portion shall be reduced in proportion to the deceased use suffered by LESSEE, as the parties may agree or as shall be determined by arbitration: provided, however, LESSEE shall have the right with thirty (30) days written notice, to terminate this lease following partial condemnation of the leased premises if, in the exercise of reasonable business judgment exercised in good faith, LESSEE determines that the leased premises, as condemned, is no longer an economically viable location for the operation of LESSEE'S business.

          c. In the event of any taking or condemnation in whole or in part, the entire resulting award of consequential damages shall belong to LESSOR without any deduction for the value of the unexpired term of this Lease or for any other estate or interest in the leased premises now or later vested in LESSEE. LESSEE hereby assigns to LESSOR all its right, title and interest in any and all such awards. Provided, however, that LESSOR shall reimburse LESSEE a reasonable sum for costs incurred in relocating LESSEE'S business.

          d. In the event of a partial taking, LESSEE shall promptly proceed to restore the remainder of the leased premises to a self-contained architectural unit and LESSOR shall pay to LESSEE the cost of restoration, but in no event to exceed a sum equal to the amount of the separate award made to and received by LESSOR for consequential


LEASE AGREEMENT - 4
     damages. In the event there is no separate award for consequential damage, the value shall be fixed and settled by arbitration. The balance of any separate award or allocated amount not so used shall belong to and be retained by LESSOR.

          e. In case of any governmental action not resulting in the taking or condemnation of any portion of the leased premises, but creating a right to compensation, or if less than a fee title to all or any portion of the leased premises shall be taken or condemned by any governmental authority for use or occupancy, this Lease shall continue in full force and effect without reduction or abatement of rent and the rights of the parties shall be unaffected by the other provisions of this paragraph.

     16. NOTICES: All notices, requests and demands required by law or by the terms of this Lease shall be served personally on the parties or shall be served by certified mail, return receipt requested, at the following address:

          LESSOR:        P.O. Box 3766
                         Wenatchee, WA  98807-3766

          LESSEE:        At the leased premises

     Either party may designate an alternate address by written notice to the other.

     17. DEFAULT OR BREACH: Time is of the essence of this Lease. Each of the following events shall constitute a default or breach of this Lease by
LESSEE:

          a. If LESSEE, while in possession, shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors.

          b. If, while in possession, involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against LESSEE, or if a receiver or trustee shall be appointed of all or substantially all of the property of LESSEE, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within thirty
     (30) days after the institution or appointment.

          c. If LESSEE shall fail to pay LESSOR any rent or expenses when the same shall become due and shall not make payment within ten (10) days after notice and demand by LESSOR to LESSEE.

          d. If LESSEE shall fail to perform or comply with any of the conditions of this Lease and if the nonperformance shall continue for a period of thirty (30) days after notice and demand by LESSOR to LESSEE, or, if the performance cannot be reasonably had within the thirty (30) day period, LESSEE shall not in good faith have commenced


LEASE AGREEMENT - 5
     performance within such thirty (30) day period and shall not diligently proceed to completion of performance.

          e. If LESSEE shall vacate or abandon the leased premises or shall cease to conduct business on the leased premises.

          f. If this Lease shall be transferred by LESSEE to any other person or party, except in the manner permitted for assignment.

     18. WAIVER OF BREACH: The failure of the LESSOR to insist on strict performance of any of the terms and conditions of this Lease shall be deemed a waiver of the right or remedy that the LESSOR may have regarding that specific instance or occurrence only and shall not constitute a waiver of any subsequent or continuing breach or default. The receipt of rent by the LESSOR, with or without knowledge or any breach or default by the LESSEE of any of the terms and conditions of this Lease, shall be construed as a payment for the use and occupancy of the premises by the LESSEE and no waiver shall be claimed in favor of the LESSEE unless in writing executed by the LESSOR.

     19. LESSOR'S REMEDIES ON DEFAULT: In the event of default or breach of LESSEE, the LESSOR shall have the following remedies:

          a. CANCELLATION: LESSOR shall have the right to cancel and terminate this Lease. The LESSEE shall have continuing liability for damages proximately caused by the default or breach. On cancellation LESSEE shall be liable to LESSOR for all damages resulting from LESSEE'S breach or default, including the cost of recovering the leased premises and LESSOR'S attorney fees, and the difference between the then present value of this Lease and the fair market rental value of the leased premises for the remainder of the lease term. Such sums shall be immediately due and payable by LESSEE to LESSOR.

          b. REMEDIES CUMULATIVE: The above remedy is not exclusive, and is in addition to remedy available at law or in equity.

     20. LESSEE'S REMEDIES: In the event of default or breach by the LESSOR the LESSEE may, at its option, give written notice to the LESSOR of all acts or omissions by the LESSOR which constitute a default or breach of this Lease and may declare in such written notice that this Lease shall terminate on a date certain, not less than thirty (30) days from delivery of such notice, in the event that the LESSOR fails to cure all specified defaults and breaches of this Lease prior to that date.



LEASE AGREEMENT - 6

     21. REPRESENTATIONS: The parties agree and warrant as follows:

          a. LESSOR has made no representations as to the quality or condition of the premises, provided, however, that LESSOR warrants that all structural and mechanical elements of the premises shall function properly.

          b. LESSEE has had an opportunity to inspect the premises and accepts the premises in their present condition: provided, that LESSEE shall complete a punch list within fifteen (15) days of occupancy, itemizing defects and/or incomplete items in the premises and LESSOR shall diligently complete or repair the items listed.

     22. SURRENDER OF POSSESSION: LESSEE shall peaceably and quietly surrender and deliver the premises to LESSOR on the last day of the term of this Lease or on cancellation, whether by way of expiration or termination following default. The premises shall be free of any subtenancies, liens or encumbrances granted or suffered by the LESSEE. The premises shall be left in clean and neat condition and state of repair. LESSEE shall remove all inventory, equipment and other personal property not specified in paragraph 8, and all such property remaining on the premises after the last day of the term shall be conclusively presumed to have been conveyed by LESSEE to LESSOR, without compensation, allowance or credit to the LESSEE. Upon expiration or cancellation of this Lease or upon suspension or termination of LESSEE'S right to occupancy of the premises, LESSEE shall deliver all keys to the LESSOR.

     23. QUIET POSSESSION: LESSEE shall enjoy and LESSOR shall defend LESSEE'S right to enjoy quiet possession of the premises subject to the provisions of this Lease, so long as all LESSEE'S obligations are fully and completely performed.

     24. HOLDING OVER: If LESSEE shall hold over after the expiration of termination of the terms of this Lease with the implied or express consent of the LESSOR, LESSEE shall remain bound by all the provisions, terms and conditions of this Lease: except, that the tenancy shall be from month to month.

     25. ASSIGNMENT AND SUBLETTING: LESSEE shall not sublet the premises without the LESSOR'S written consent which shall not be unreasonably withheld. LESSEE may assign this Lease with the prior written consent of the LESSOR, which shall not unreasonably be withheld: provided, any proposed assignee of this Lease shall be financially responsible and shall expressly assume and agree to perform all of the terms and conditions of this Lease. Notwithstanding the assignment of this Lease by the LESSEE and the written consent of the LESSOR, the LESSEE shall remain directly and primarily liable to the LESSOR for full performance of all the terms of this Lease.

     26. SUCCESSORS AND ASSIGNS: This Lease shall be binding upon and inure to the benefit of the parties, their successors and assigns.



LEASE AGREEMENT - 7

     27. RECORDATION: Neither party shall record this Lease without the prior written consent of the other. LESSOR agrees to execute a Memorandum of Lease for recording upon the written request of the LESSEE.

     28. ATTORNEY FEES AND VENUE: In the event that an attorney is retained for enforcement of this Lease or in the event a lawsuit is commenced, the substantially prevailing party shall be entitled to recover the costs of such enforcement or costs of suit, including reasonable attorney fees. The venue of any lawsuit commenced to enforce this Lease shall be in the Chelan County Superior Court.

     29. GUARANTY: Each person executing this Lease on behalf of a corporation, limited or general partnership, or other legal entity as LESSEE hereby personally guarantees LESSEE'S full and timely performance of all obligations of the Lease, on behalf of himself or herself individually and their respective marital communities. Personal guarantees shall be limited to twelve months following the commencement of the lease.

     30. INVALID PROVISIONS: If any term or condition of this Lease or the application of any such term or condition to any person or circumstances be held invalid, the remainder of this Lease and its application to other persons or circumstances shall not be effected and shall remain in full force and effect.

     31. RIDERS: This Lease is subject to the Riders attached hereto and described as follows:

          a. Lease option for upstairs portion of building.

          b. Right of first refusal to purchase building.

     32. PRIOR AGREEMENTS: This Lease contains the entire understanding and agreement between the parties and all prior promises, representations and inducements by either party have been fully performed or incorporated in this Lease. This Lease cannot be modified except by a written instrument executed and acknowledged by the parties.

     DATED this ____ day of _________________, 199___.

                                        LESSOR


                                        By:____________________________________
                                           David A. Quick


                                        By:____________________________________
                                           Cirri A. Quick


LEASE AGREEMENT - 8

                                        LESSEE

                                        TELEVAR NORTHWEST, INC.


                                        By:     /s/ Charles D. DeJong
                                           ------------------------------------
                                           Its President


                                        By:____________________________________



STATE OF WASHINGTON      )
                         )ss.
County of Chelan         )

     I certify that I know or have satisfactory evidence that David A. Quick and Cirri A. Quick signed this instrument and on oath acknowledged it as their free and voluntary act and deed for the uses and purposes mentioned in the instrument.

     DATED this ____ day of _______________, 199___.


                                        By:_________________________________

                                        Notary Public______________________

                                        My Commission Expires:____________



STATE OF WASHINGTON      )
                         )ss.
County of Chelan         )

     I certify that I know or have satisfactory evidence that Charles D. DeJong signed this instrument, on oath stated that he/she/they was/were authorized to execute the instrument and acknowledged it as the __________________ and _________________ of


LEASE AGREEMENT - 9

_____________________ to be the free and voluntary act of _________________
for the uses and purposes mentioned in the instrument. DATED this 7th day of March, 1995.


                                        By:  /s/
                                           ------------------------------------
                                           Notary Public    Wenatchee

                                           My Commission Expires: 10-15-95






LEASE AGREEMENT - 10